EXHIBIT 99.1

Piedmont Office Realty Trust Reports First Quarter 2024 Results
ATLANTA, April 30, 2024--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended March 31, 2024 which included significant leasing activity, strong Same Store NOI growth, as well as previously announced refinancing and disposition activity.
Highlights for the Three Months Ended March 31, 2024:

Financial Results:

	Three Months Ended
(in 000s other than per share amounts )	March 31, 2024	March 31, 2023
Net loss applicable to Piedmont	$(27,763)	$(1,367)
Net loss per share applicable to common stockholders - diluted	$(0.22)	$(0.01)
Interest expense	$29,714	$22,077
Impairment charges	$18,432	$0
Core FFO applicable to common stock	$47,753	$56,344
NAREIT FFO per diluted share	$0.38	$0.46
Core FFO per diluted share	$0.39	$0.46
Adjusted FFO applicable to common stock	$24,741	$36,792
Same Store NOI - cash basis	5.1%
Same Store NOI - accrual basis	2.1%

•Piedmont recognized a net loss of $27.8 million, or $0.22 per diluted share, for the first quarter of 2024, as compared to a net loss of $1.4 million, or $0.01 per diluted share, for the first quarter of 2023, with the first quarter of 2024 including $18.4 million, or $0.15 per diluted share, in impairment charges primarily related to shortening the projected hold period for one property during the quarter, as well as approximately $7.6 million, or $0.06 per diluted share, of increased interest expense as compared to first quarter of 2023.
•Core FFO, which removes the impact of the impairment charges noted above, as well as loss on early extinguishment of debt, and depreciation and amortization expense, was $0.39 per diluted share for the first quarter of 2024, as compared to $0.46 per diluted share for the first quarter of 2023, with the decrease primarily attributable to the $0.06 per diluted share increase in interest expense noted above.
•Same Store NOI - Cash basis and Same Store NOI - Accrual basis increased 5.1% and 2.1%, respectively, for the three months ended March 31, 2024, as compared to the same period in the prior year, as newly commenced leases or those with expiring abatements outweighed expiring leases.

Leasing:

Three Months Ended March 31, 2024
# of lease transactions	54
Total leasing sf (in 000s)	500
New tenant leasing sf (in 000s)	328
Cash rent roll up	8.0%
Accrual rent roll up	18.6%
Leased Percentage as of period end	87.8%
•The Company completed approximately 500,000 square feet of leasing during the first quarter, including approximately 328,000 square feet of new tenant leasing.
•The weighted average size lease executed during the quarter was approximately 13,000 square feet and the weighted average lease term was approximately eight years.
•Rents on leases executed during the three months ended March 31, 2024 for space vacant one year or less increased approximately 8.0% and 18.6% on a cash and accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of March 31, 2024 increased to 87.8%, up from 87.1% as of December 31, 2023, reflecting the leasing activity above, the disposition mentioned below, and one asset moved to redevelopment.
•As of March 31, 2024, the Company had approximately 1.3 million square feet of executed leases for vacant space yet to commence or under rental abatement, representing approximately $42 million of future additional annual cash rents.
•Thus far during the second quarter of 2024, the Company has executed approximately 170,000 square feet of total leasing.

Transactional Activity:
•During the first quarter, the Company sold One Lincoln Park, located at 8401 North Central Expressway in Dallas, TX for $54 million, or $210 per square foot, in an all-cash transaction. The building is a 10-story, approximately 257,000-square foot, office building which was 59% leased as of December 31, 2023.

Balance Sheet:

(in 000s except for ratios)	March 31, 2024	December 31, 2023
Total Real Estate Assets	$3,452,475	$3,512,527
Total Assets	$3,993,996	$4,057,082
Total Debt	$2,070,070	$2,054,596
Weighted Average Cost of Debt	5.81%	5.82%
Principal Amount of Debt-to-Gross Assets Ratio	38.9%	38.2%
Average Net Debt-to-Core EBITDA (ttm*)	6.5 x	6.4 x
•During the three months ended March 31, 2024, the Company entered into a new, three year, $200 million unsecured syndicated bank term loan. The Company used the net proceeds and its revolving line of credit to pay off a $100 million bank term loan that was scheduled to mature in December of 2024, and to repay $190 million of a $215 million unsecured term loan that was scheduled to mature on January 31, 2024. The remaining $25 million of the $215 million unsecured term loan was extended to January 31, 2025.
•Also during the three months ended March 31, 2024, the Company repaid the remaining approximately $50 million balance of its Senior Unsecured Notes Due 2024 using proceeds from the sale of One Lincoln Park mentioned above.
•As of March 31, 2024, the Company's only debt with a final maturity prior to 2027 is $275 million in unsecured bank term loans that mature during the first quarter of 2025.

ESG and Operations:
•During the first quarter, the U.S. Environmental Protection Agency and the U.S. Department of Energy recognized the Company with its highest level of recognition - 2024 ENERGY STAR Partner of the Year – Sustained Excellence. The sustained excellence recognition is awarded to organizations who have earned Partner of the Year for several consecutive years and have gone beyond the criteria needed to qualify for recognition.
•Three buildings, CNL Center I & II in Orlando, FL and Glenridge Highlands II, in Atlanta, GA earned LEED Gold certification during the quarter.
•As of March 31, 2024, approximately 84% and 72% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively.

Commenting on first quarter results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "We are pleased with our quarterly results. First and foremost, we continued to experience the strong leasing volume that we have seen over the last several quarters, executing approximately half a million square feet, with over half a point of occupancy absorption driven by small and medium enterprises in the flight-to-quality trend. In addition, we harvested the value in one of our high-quality Dallas assets through the disposition of One Lincoln Park to a financial services tenant, using the proceeds to pay off the remaining balance of our 2024 Senior Notes on an earnings-neutral basis. During the first quarter, we also addressed all of our 2024 debt maturities, meaningfully extending our maturity profile and leaving only $275 million of debt maturing prior to 2027. Finally, we were named an ENERGY STAR Partner of the Year for the fourth consecutive year, adding the prestigious 'Sustained Excellence' designation for the first time."

Second Quarter 2024 Dividend

As previously announced, on April 24, 2024, the board of directors of Piedmont declared a dividend for the second quarter of 2024 in the amount of $0.125 per share on its common stock to stockholders of record as of the close of business on May 24, 2024, payable on June 14, 2024.

Guidance for 2024

The Company is affirming its previous guidance for the year ending December 31, 2024 as follows:

(in millions, except per share data)	Low	High
Net loss	$(47)	$(41)
Add:
Depreciation	148	151
Amortization	81	84
Core FFO applicable to common stock	$182	$194
Core FFO applicable to common stock per diluted share	$1.46	$1.56

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:
•Executed leasing in the range of 1.5 - 2 million square feet with year-end leased percentage for the Company's in-service portfolio anticipated to be approximately 87-88%, before the impacts of any acquisition or disposition activity;
•Same Store NOI flat to 2% increase on both a cash and accrual basis, as the Company will experience some downtime between certain lease expirations and new lease commencements during 2024;
•Interest expense of approximately $119-121 million, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during the latter half of 2023 and early 2024; and,
•General and administrative expense will remain relatively flat at approximately $29-30 million.

No speculative acquisitions, dispositions, or refinancing are included in the above guidance. The Company will adjust guidance if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Forward Looking Statements" below.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended March 31, 2024 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI (cash and accrual basis), Property NOI (cash and accrual basis), EBITDAre, and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information from time to time in light of its then existing operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Wednesday, May 1, 2024, at 9:00 A.M. Eastern time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at http://investor.piedmontreit.com/news-and-events/events-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 467991. A replay of the conference call will be available through May 15, 2024, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 50330. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review first quarter 2024 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended March 31, 2024 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in major U.S. Sunbelt markets. Its approximately $5 billion portfolio is currently comprised of approximately 16 million square feet. The Company is a fully integrated, self-managed real estate investment trust (REIT) with local management offices in each of its markets and is investment-grade rated by S&P Global Ratings (BBB-) and Moody’s (Baa3). Piedmont is a 2024 ENERGY STAR Partner of the Year - Sustained Excellence. For more information, see www.piedmontreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this press release include the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, Core FFO and Core FFO per diluted share for the year ending

December 31, 2024. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements:
•Economic, regulatory, socio-economic (including work from home), technological (e.g. artificial intelligence and machine learning, Zoom, etc), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as rising interest rates and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents;
•Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rapidly rising interest rates for new debt financings;
•A downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. (the "Operating Partnership") or the credit ratings of our or the Operating Partnership's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;

•Additional risks and costs associated with inflation and continuing increases in the rate of inflation, including the impact of a possible recession;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures;
•Actual or threatened public health epidemics or outbreaks, such as the COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises; and
•Other factors, including the risk factors described in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2023.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2024	December 31, 2023
Assets:
Real estate assets, at cost:
Land	$560,604	$567,244
Buildings and improvements	3,787,245	3,823,241
Buildings and improvements, accumulated depreciation	(1,064,199)	(1,046,512)
Intangible lease assets	156,804	170,654
Intangible lease assets, accumulated amortization	(80,070)	(88,066)
Construction in progress	92,091	85,966
Total real estate assets	3,452,475	3,512,527
Cash and cash equivalents	3,544	825
Tenant receivables	10,338	7,915
Straight line rent receivables	184,750	183,839
Restricted cash and escrows	4,221	3,381
Prepaid expenses and other assets	23,853	28,466
Goodwill	53,491	53,491
Interest rate swaps	4,148	3,032
Deferred lease costs	474,746	487,519
Deferred lease costs, accumulated depreciation	(217,570)	(223,913)
Total assets	$3,993,996	$4,057,082
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs of $15,958 and $15,437, respectively	$1,875,042	$1,858,717
Secured Debt	195,028	195,879
Accounts payable, accrued expenses, and accrued capital expenditures	106,638	131,516
Dividends payable	—	15,143
Deferred income	95,139	89,930
Intangible lease liabilities, less accumulated amortization	40,237	42,925
Total liabilities	2,312,084	2,334,110
Stockholders' equity:
Common stock (123,887,808 and 123,715,298 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	1,239	1,237
Additional paid in capital	3,717,599	3,716,742
Cumulative distributions in excess of earnings	(2,030,389)	(1,987,147)
Other comprehensive income	(8,090)	(9,418)
Piedmont stockholders' equity	1,680,359	1,721,414
Noncontrolling interest	1,553	1,558
Total stockholders' equity	1,681,912	1,722,972
Total liabilities and stockholders' equity	$3,993,996	$4,057,082

Total Principal Amount of Debt Outstanding (Unsecured and Secured Debt plus discounts and unamortized debt issuance costs)	2,086,028	2,070,033

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended
	3/31/2024	3/31/2023
Revenues:
Rental and tenant reimbursement revenue	$139,081	$136,829
Property management fee revenue	157	507
Other property related income	5,300	5,031
Total revenues	144,538	142,367
Expenses:
Property operating costs	59,444	57,791
Depreciation	38,869	35,797
Amortization	18,120	22,031
Impairment Charges	18,432	—
General and administrative	7,612	7,691
Total operating expenses	142,477	123,310
Other income (expense):
Interest expense	(29,714)	(22,077)
Other income	278	1,656
Loss on early extinguishment of debt	(386)	—
Total other income (expense)	(29,822)	(20,421)
Net loss	(27,761)	(1,364)
Net income applicable to noncontrolling interest	(2)	(3)
Net loss applicable to Piedmont	$(27,763)	$(1,367)
Weighted average common shares outstanding - basic and diluted	123,800	123,550
Net loss per share applicable to common stockholders - basic and diluted	$(0.22)	$(0.01)

Piedmont Office Realty Trust, Inc.
Funds from Operations ("FFO"), Core FFO and Adjusted FFO
Unaudited (in thousands, except for per share data)

	Three Months Ended
	3/31/2024	3/31/2023
GAAP net loss applicable to common stock	$(27,763)	$(1,367)
Depreciation of real estate assets(1)	38,586	35,690
Amortization of lease-related costs	18,112	22,021
Impairment charges	18,432	—
NAREIT FFO applicable to common stock*	47,367	56,344
Loss on early extinguishment of debt	386	—
Core FFO applicable to common stock*	47,753	56,344
Amortization of debt issuance costs and discounts on debt	1,208	1,239
Depreciation of non real estate assets	272	97
Straight-line effects of lease revenue	(2,255)	(3,187)
Stock-based compensation adjustments	1,026	183
Amortization of lease-related intangibles	(2,656)	(3,412)
Non-incremental capital expenditures(2)	(20,607)	(14,472)
Adjusted FFO applicable to common stock*	$24,741	$36,792
Weighted average common shares outstanding - diluted(3)	123,954	123,690
NAREIT FFO per share (diluted)	$0.38	$0.46
Core FFO per share (diluted)	$0.39	$0.46

(1)Excludes depreciation of non real estate assets.

(2)Capital expenditures of a recurring nature related to tenant improvements, leasing commissions and building capital that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that either enhance the rental rates of a building or change the property’s underlying classification, such as from a Class B to a Class A property, are excluded from this measure.

(3)Includes potential dilution under the treasury stock method that would occur if our remaining unvested and potential stock awards vested and resulted in additional common shares outstanding. Such shares were not included when calculating net loss per diluted share applicable to Piedmont for the three months ended March 31, 2024 and 2023 as they would reduce the loss per share presented.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Three Months Ended		Three Months Ended
	3/31/2024	3/31/2023	3/31/2024	3/31/2023

Net loss applicable to Piedmont (GAAP)	$(27,763)	$(1,367)	$(27,763)	$(1,367)
Net income applicable to noncontrolling interest	2	3	2	3
Interest expense	29,714	22,077	29,714	22,077
Depreciation	38,857	35,787	38,857	35,787
Amortization	18,112	22,021	18,112	22,021
Depreciation and amortization attributable to noncontrolling interests	20	20	20	20
Impairment charges	18,432	—	18,432	—
EBITDAre*	77,374	78,541	77,374	78,541
Loss on early extinguishment of debt	386	—	386	—
Core EBITDA*	77,760	78,541	77,760	78,541
General and administrative expenses	7,612	7,691	7,612	7,691
Management fee revenue	5	(293)	5	(293)
Other income	(171)	(1,440)	(171)	(1,440)
Reversal of non-cash general reserve for uncollectible accounts	—	(400)
Straight-line effects of lease revenue	(2,255)	(3,187)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	(4)
Amortization of lease-related intangibles	(2,656)	(3,412)
Property NOI*	80,295	77,496	85,206	84,499
Net operating (income)/loss from:
Acquisitions	—	—	—	—
Dispositions	(1,140)	(562)	(1,464)	(913)
Other investments(1)	415	(1,213)	318	(1,259)
Same Store NOI*	$79,570	$75,721	$84,060	$82,327
Change period over period in Same Store NOI	5.1%	N/A	2.1%	N/A

(1)Other investments consist of our investments in active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current or prior reporting periods. The operating results from 222 South Orange Avenue in Orlando, FL, and 9320 Excelsior Boulevard in Hopkins, MN are included in this line item.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Average Net Debt to Core EBITDA: Calculated using the sum of Core EBITDA for the trailing twelve month period and the average daily principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.